EXHIBIT 1.1
PAA NATURAL GAS STORAGE, L.P.
10,000,000 Common Units
Representing Limited Partner Interests
UNDERWRITING AGREEMENT
New York, New York
[ ], 2010
Barclays Capital Inc.
UBS Securities LLC
Citigroup Global Markets Inc.
Wells Fargo Securities, LLC
As Representatives of the several
     Underwriters named in Schedule I attached hereto,
c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019
c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171-0026
Ladies and Gentlemen:
          PAA Natural Gas Storage, L.P., a Delaware limited partnership (the “Partnership”), proposes to issue and sell an aggregate of 10,000,000 common units (the “Firm Units”) representing limited partner interests in the Partnership (“Common Units”) to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom Barclays Capital Inc., UBS Securities LLC, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC are acting as the representatives (the “Representatives”), upon the terms and conditions set forth in Section 2 hereof. The Partnership also proposes to grant to the Underwriters, upon the terms and conditions set forth in Section 2 hereof, an option to purchase up to an additional 1,500,000 Common Units (the “Option Units”). The Firm Units and the Option Units, if purchased, are hereinafter collectively called the “Units.”
          PAA GP LLC, a Delaware limited liability company (“PAA GP”), is the general partner of Plains All American Pipeline, L.P., a publicly traded Delaware limited partnership (“PAA”). Plains AAP, L.P., a Delaware limited partnership (“Plains AAP”), owns a 100% membership interest in PAA GP. Plains All American GP LLC, a Delaware limited liability company (“Plains GP LLC” and collectively with PAA GP and Plains AAP, the “Plains GP Entities”), is the general partner of Plains AAP. PAA owns a 100% membership interest in PNGS GP LLC, a Delaware limited liability company and the general partner of the Partnership

(the “General Partner”), a 50% interest in PAA/Vulcan Gas Storage, LLC, a Delaware limited liability company (“PVGS”), a 100% interest in Plains Marketing GP Inc., a Delaware corporation (“GP Inc.”), a 99.999% interest in Plains Marketing, L.P., a Delaware limited partnership (“Plains Marketing”). GP Inc. owns a 0.001% interest in Plains Marketing. Plains Marketing owns a 50% interest in PVGS. PVGS owns a 100% membership interest in PAA Natural Gas Storage, LLC, a Delaware limited liability company (“Operating Sub”). Operating Sub owns a 100% membership interest in Pine Prairie Holding LLC, a Delaware limited liability company (“PPH”), and a 100% membership interest in Bluewater Natural Gas Holding, LLC, a Delaware limited liability company (“Bluewater Holding”). Bluewater Holding owns a 99.993% membership interest in Bluewater Gas Storage, LLC, a Delaware limited liability company (“BGS”), and a 100% membership interest in BGS Kimball Gas Storage LLC, a Delaware limited liability company (“Kimball”). PPH owns a 100% membership interest in Pine Prairie Energy Center, LLC, a Delaware limited liability company (“PPEC”), and PPEC owns a 100% membership interest in PPEC Bondholder, LLC, a Delaware limited liability company (“PPEC Bondholder”).
          Operating Sub, PPH, Bluewater Holding, BGS, Kimball, PPEC, and PPEC Bondholder are collectively referred to as the “PNG Subsidiaries” The Partnership, the General Partner, and the PNG Subsidiaries are collectively referred to as the “PNG Entities.” PAA, the General Partner, and the Partnership are collectively referred to as the “Partnership Parties.” PAA, the Plains GP Entities, GP Inc., Plains Marketing, and PVGS are collectively referred to as the “Plains Entities.” The PNG Entities and the Plains Entities are collectively referred to as the “Partnership Entities.”
          It is understood and agreed to by all parties hereto that the Partnership was recently formed to own, operate and grow the natural gas storage business that was previously owned and operated directly or indirectly by PAA, as described more particularly in the Pricing Disclosure Package, the Prospectus, and the Contribution Documents (as such terms are hereinafter defined). Prior to the date hereof, the following transactions (the “Prior Transactions”) occurred:
     (a) PAA formed the General Partner and contributed $1,000 in exchange for all of the membership interests in the General Partner;
     (b) The General Partner and PAA formed the Partnership and contributed $20 and $980, respectively, in exchange for a 2% general partner interest and a 98% limited partner interest in the Partnership, respectively; and
     (c) The Partnership, as borrower, entered into the Credit Agreement dated as of April 7, 2010 (effective as of [•], 2010) by and among the Partnership, Bank of America, N.A., as Administrative Agent, and the Lenders party thereto (the “Credit Agreement”).
          It is further understood and agreed to by all parties hereto that the following additional transactions (the “Closing Transactions”) will occur on or before the Initial Delivery Date (as hereinafter defined):

     (a) (a) the Partnership Parties, Operating Sub, PVGS, Plains Marketing and GP Inc. will enter into a contribution agreement (the “Contribution Agreement”), pursuant to which (i) PVGS will convey, as a capital contribution, an undivided 2% interest in and to PVGS’ 100% equity ownership in Operating Sub (the “GP Contribution Interest”) to the General Partner in exchange for a membership interest in the General Partner, (ii) the General Partner will redeem from PAA the initial member interest in the General Partner, (iii) the General Partner will convey the GP Contribution Interest to the Partnership, as a capital contribution, in exchange for (A) a continuation of its 2% general partner interest in the Partnership, (B) the issuance of the Incentive Distribution Rights of the Partnership (as such capitalized term is defined in the Partnership Agreement) and (C) the return of its initial $20 contribution to the Partnership, (iv) PVGS will convey all of its equity interest in the Operating Sub except for the GP Contribution Interest to the Partnership, as a capital contribution, in exchange for (A) 20,084,529 Common Units, (B) the right to receive, upon the earlier to occur of the expiration of the Over-Allotment Option period or the exercise in full of the Over-Allotment Option, (1) a number of additional Common Units that is equal to the excess, if any, of (x) 1,500,000 over (y) the aggregate number of Common Units, if any, actually purchased by and issued to the Underwriters pursuant to the exercise of the Over-Allotment Option and (2) a reimbursement of pre-formation capital expenditures in an amount equal to the net proceeds of the sale of Option Units purchased by and issued to the Underwriters pursuant to the exercise of the Over-Allotment Option, (C) 13,934,351 Series A subordinated units, and (D) 11,500,000 Series B subordinated units (such Common Units, subordinated units described in clauses (C) and (D), and any Common Units issuable pursuant to the right to receive additional Common Units described in clause (B) being collectively referred to herein as the “Sponsor Units”), (v) the Partnership will redeem from PAA the initial 98.0% limited partner interest in the Partnership, (vi) PVGS will distribute its interests in the Partnership and the General Partner to PAA and Plains Marketing in accordance with their respective percentage interests in PVGS, (vii) Plains Marketing will distribute its interest in the Partnership and the General Partner to PAA and GP Inc. in accordance with their respective interests in Plains Marketing, and (viii) GP Inc. will distribute its interest in the Partnership and the General Partner to PAA.
     (b) the public offering of the Firm Units contemplated hereby will be consummated;
     (c) the Partnership will draw $200 million under the Credit Agreement;
     (d) the Partnership will use the aggregate $[___] million proceeds from the Credit Agreement and the offering to repay intercompany indebtedness (the “Intercompany Debt”) owed to PAA and Plains Marketing, with any such remaining Intercompany Debt being extinguished and treated as a capital contribution to the Partnership;
     (e) the Partnership shall amend and restate its agreement of limited partnership (as so amended and restated, the “Partnership Agreement”);

     (f) the General Partner shall amend and restate its limited liability company agreement (as so amended and restated, the “General Partner LLC Agreement”);
     (g) the Partnership and PAA will enter into a tax sharing agreement (the “Tax Sharing Agreement”); and
     (h) the Partnership Parties and PAA GP will enter into an omnibus agreement (the “Omnibus Agreement”) to address, among other things, the provision by PAA GP to the Partnership of certain general and administrative services and employees, the Partnership’s agreement to reimburse PAA GP for the cost of such services and employees, certain indemnification obligations and the use by the Partnership of the name “PAA” and related marks.
          If the Underwriters exercise the Over-Allotment Option, the Partnership will use the net proceeds of the sale of Option Units to reimburse PAA for capital expenditures it incurred with respect to the assets contributed to the Partnership during the two-year period prior to the Offering. The Prior Transactions and the Closing Transactions are referred to herein as the “Transactions.” In connection with certain of the Transactions, the parties to the Transactions will enter into various transfer agreements, conveyances, contribution agreements and related documents (collectively, and together with the Contribution Agreement, the “Contribution Documents”). The “Transaction Documents” shall mean the Contribution Documents, the Omnibus Agreement, the Tax Sharing Agreement, and the Credit Agreement. The “Operative Agreements” shall mean the Partnership Agreement and the General Partner LLC Agreement.
          1. Representations and Warranties of the Partnership Parties. The Partnership Parties represent and warrant to the Underwriters that:
          (a) Registration. A registration statement on Form S-1 relating to the Units (File No. 333-164492) (i) has been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) has been filed with the Commission under the Securities Act; and (iii) is effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Partnership to the Representatives. As used in this Agreement:
     (i) “Applicable Time” means [ ] p.m., New York City time, on [ ], 2010;
     (ii) “Effective Date” means the date and time as of which the Registration Statement, or any post-effective amendment or amendments thereto, was declared effective by the Commission;
     (iii) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) or “issuer free writing prospectus” (as defined in Rule 433 of the Rules and Regulations) prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the offering of the Units;

     (iv) “Preliminary Prospectus” means any preliminary prospectus relating to the Units included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;
     (v) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information set forth on Schedule II hereto and each Issuer Free Writing Prospectus filed with the Commission or used by the Partnership on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 of the Rules and Regulations;
     (vi) “Prospectus” means the final prospectus relating to the Units, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and
     (vii) “Registration Statement” means the registration statement on Form S-1 (File No. 333-164492), as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement. Any reference herein to the term “Registration Statement” shall be deemed to include any abbreviated registration statement to register additional Common Units under Rule 462(b) of the Rules and Regulations.
Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) prior to or on the date hereof. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding for such purpose has been instituted or, to any of the Partnership Parties’ knowledge, threatened by the Commission. The Commission has not notified any of the Partnership Parties of any objection to the use of the form of the Registration Statement.
          (b) Partnership Not an “Ineligible Issuer.” The Partnership was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Units, is not on the date hereof and will not be on the applicable Delivery Date an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations).
          (c) Forward-Looking and Supporting Information. Each of the statements made by the Partnership in the Registration Statement, the Pricing Disclosure Package, and the Prospectus (and any supplements thereto) within the coverage of Rule 175(b) under the Securities Act, including (but not limited to) any statements with respect to projected results of operations, estimated available cash from distributable cash flow and future cash distributions of the Partnership, and any statements made in support thereof or related thereto under the heading “Our Cash Distribution Policy and Restrictions on Distributions” or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith.

          (d) Form of Documents. The Registration Statement conformed in all material respects on the Effective Date and on each applicable Delivery Date (as defined herein) will conform, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the applicable requirements of the Securities Act and the Rules and Regulations. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on each applicable Delivery Date to the requirements of the Securities Act and the Rules and Regulations.
          (e) No Material Misstatements or Omissions in Registration Statement. The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 12.
          (f) No Material Misstatements or Omissions in Prospectus. The Prospectus will not, as of its date and on the applicable Delivery Date, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 12.
          (g) No Material Misstatements or Omissions in Pricing Disclosure Package. The Pricing Disclosure Package did not, as of the Applicable Time, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 12.
          (h) No Material Misstatements or Omissions in Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 of the Rules and Regulations), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that no representation or warranty is made as to information contained in or omitted from such Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 12.

          (i) Issuer Free Writing Prospectuses Conform to the Requirements of the Securities Act. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Partnership has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Partnership has not made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives. The Partnership has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations. The Partnership has taken all actions necessary so that any road show (as defined in Rule 433 of the Rules and Regulations) in connection with the offering of the Units will not be required to be filed pursuant to the Rules and Regulations.
          (j) Formation and Qualification of Certain Entities. Each of the Partnership Entities has been duly formed or incorporated and is validly existing in good standing as a limited partnership, limited liability company, or corporation under the laws of its respective jurisdiction of formation or incorporation with full corporate, partnership or limited liability company power and authority, as the case may be, to own or lease its properties and to conduct its business, in each case in all material respects. Each of the Partnership Entities is duly registered or qualified as a foreign corporation, limited partnership or limited liability company, as the case may be, for the transaction of business under the laws of each jurisdiction (as set forth on Exhibit A to this Agreement) in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) reasonably be expected to have a material adverse effect upon the condition (financial or other), business, prospects, properties, net worth or results of operations of the PNG Entities taken as a whole (a “Material Adverse Effect”), or (ii) subject the limited partners of the Partnership to any material liability or disability.
          (k) General Partner. The General Partner has full limited liability company power and authority to serve as general partner of the Partnership.
          (l) Ownership of the General Partner. PAA owns, and at the applicable Delivery Date, after giving effect to the Transactions, will own, a 100% membership interest in the General Partner; such membership interest has been duly authorized and validly issued in accordance with the General Partner LLC Agreement and is fully paid (to the extent required under the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607, and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and such membership interest is owned free and clear of all liens, encumbrances, security interests, equities, charges or claims (“Liens”), except as disclosed in the Pricing Disclosure Package and the Prospectus.
          (m) Ownership of the General Partner Interest in the Partnership. The General Partner is, and at the applicable Delivery Date, after giving effect to the Transactions, will be, the sole general partner of the Partnership, with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement and the General Partner owns such general partner interest free and clear of all Liens.

          (n) Ownership of the Incentive Distribution Rights. At the applicable Delivery Date, after giving effect to the Transactions, the General Partner will own all of the Incentive Distribution Rights; the Incentive Distribution Rights and the limited partner interests represented thereby will have been duly authorized and validly issued in accordance with the Partnership Agreement and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607, and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)); and the General Partner will own such interests free and clear of all Liens.
          (o) Ownership of the Sponsor Units. Assuming no purchase by the Underwriters of Option Units, on the Initial Delivery Date, after giving effect to the Transactions, PAA will own all of the Sponsor Units free and clear of all Liens; and the Sponsor Units and the limited partner interests represented thereby will have been duly authorized and validly issued in accordance with the Partnership Agreement, and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607, and 17-804 of the Delaware LP Act).
          (p) Duly Authorized and Validly Issued Units. At the applicable Delivery Date, the Units and the limited partner interests represented thereby will have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act). Other than the Sponsor Units, the Incentive Distribution Rights and any limited partner interests issued pursuant to the Partnership’s 2010 Long Term Incentive Plan, the Units will be the only limited partner interests of the Partnership issued or outstanding at the Initial Delivery Date and at each Option Unit Delivery Date, as applicable.
          (q) Ownership of the PNG Subsidiaries. At the applicable Delivery Date, after giving effect to the Transactions, all of the outstanding limited liability company interests of each of the PNG Subsidiaries (i) will be duly authorized and validly issued in accordance with the limited liability company agreements of each such PNG Subsidiary (the “Subsidiary Organizational Agreements”), will be fully paid (to the extent required by the applicable Subsidiary Organizational Agreements) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607, and 18-804 of the Delaware LLC Act) and (ii) will be owned, directly or indirectly, by the Partnership, free and clear of all Liens.
          (r) No Other Subsidiaries. Other than its ownership of its 2.0% general partner interest in the Partnership, the General Partner does not own, and at each Delivery Date, after giving effect to the Transactions, will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. At each applicable Delivery Date, after giving effect to the Transactions, other than (i) the Partnership’s ownership of a 100% limited liability company interest in Operating Sub, and (ii) Operating Sub’s direct or indirect 100% ownership of the limited liability company interests in each of the PNG Subsidiaries, neither the Partnership nor the Operating Sub owns, and at each Delivery Date, after giving effect to the Transactions, will directly own, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.
          (s) Conformity of Units to Descriptions. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, will conform in all material respects to the description thereof contained in the Pricing Disclosure Package and the Prospectus.
          (t) No Preemptive or Other Rights. Except as described in the Pricing Disclosure Package and the Prospectus or as provided in the Operative Agreements, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of any of the PNG Entities, in each case pursuant to the partnership agreements, limited liability company agreements or operating agreements (the “Organizational Agreements”) of any such PNG Entity or the certificates of limited partnership or formation or incorporation, bylaws and other organizational documents (together with the Organizational Agreements, the “Organization Documents”) of any such PNG Entities or any other agreement or other instrument to which any such PNG Entity is a party or by which any such PNG Entity may be bound. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership, except such rights as have been waived or satisfied. Except as described in the Pricing Disclosure Package and the Prospectus, there are no outstanding options or warrants to purchase any Common Units or other equity interests in the Partnership.
          (u) Authority. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Pricing Disclosure Package, and the Prospectus and (ii) the Sponsor Units and the Incentive Distribution Rights, in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the Contribution Documents. Each of the Partnership Parties has all requisite limited partnership or limited liability company power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder. At each Delivery Date, all limited partnership and limited liability company action, as the case may be, required to be taken by any of the Partnership Entities or any of their respective unitholders, members or partners for the authorization, issuance, sale and delivery of the Units, the Sponsor Units, and the Incentive Distribution Rights, the execution and delivery of the Operative Agreements and the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Operative Agreements, shall have been validly taken.
          (v) Authorization, Execution and Delivery of this Agreement. This Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Partnership Parties.
          (w) Authorization, Execution and Enforceability of the Certain Agreements. At the applicable Delivery Date:

          (i) The Transaction Documents will have been duly authorized, executed and delivered by the Partnership Entities party thereto and each will be a valid and legally binding agreement of the Partnership Entities party thereto, enforceable against such Partnership Entities party thereto in accordance with its terms;
          (ii) the Partnership Agreement will have been duly authorized, executed and delivered by the General Partner and PAA and will be a valid and legally binding agreement of the General Partner and PAA, enforceable against the General Partner and PAA in accordance with its terms;
          (iii) the General Partner LLC Agreement will have been duly authorized, executed and delivered by PAA and will be a valid and legally binding agreement of PAA, enforceable against PAA in accordance with its terms; and
          (iv) the Subsidiary Organizational Agreements will have been duly authorized, executed and delivered by the PNG Entities party thereto and each will be a valid and legally binding agreement of the PNG Entities party thereto, enforceable against such PNG Entities party thereto in accordance with its terms;
provided, that, with respect to each such agreement, the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).
          (x) Legal Sufficiency of Contribution Documents. The Contribution Documents will be legally sufficient to transfer or convey, directly or indirectly, all of the membership interests in Operating Sub to the Partnership, as contemplated by the Pricing Disclosure Package and the Prospectus, subject to the conditions, reservations and limitations contained in the Contribution Documents and those set forth in the Pricing Disclosure Package and Prospectus. The Partnership, upon execution and delivery of the Contribution Documents and consummation of the transaction contemplated thereby, will directly or indirectly succeed in all material respects to the business, assets, properties, liabilities and operations reflected by the pro forma financial statements of the Partnership.
          (y) No Conflicts or Violations. None of (i) the offering, issuance and sale by the Partnership of the Units, (ii) the execution, delivery and performance of this Agreement or the Transaction Documents by the Partnership Entities party hereto or thereto or (iii) the consummation of the Transactions (A) conflicts or will conflict with or constitutes or will constitute a violation of the Organizational Documents of any of the Partnership Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, a change of control, or a default under (or an event that, with notice or lapse of time or both, would constitute such an event), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Partnership Entities or any of their properties in a proceeding to which any of them or their property is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Partnership Entities to consummate the Transactions.
          (z) No Consents. No consent, approval, authorization, filing with or order of any court or governmental agency or body having jurisdiction over any of the Partnership Entities or any of their respective properties is required in connection with (i) the offering, issuance, and sale by the Partnership of the Units, (ii) the execution, delivery, and performance of this Agreement or the Transaction Documents by the Partnership Entities party hereto or thereto, or (iii) the consummation by such Partnership Entities of the Transactions, except (A) such as have been obtained under the Securities Act, (B) such as may be required under the blue sky laws of any jurisdiction or the by-laws and rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution by the Underwriters of the Units in the manner contemplated herein and in the Pricing Disclosure Package and the Prospectus, and (C) such that the failure to obtain or make would not reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Partnership Entities to consummate the Transactions.
          (aa) No Default. None of the Partnership Entities is in (i) violation of its Organizational Documents, (ii) violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it, or (iii) breach, default (or an event that, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any obligation, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation, in the case of (i), (ii) or (iii), would, if continued, reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Partnership Entities to consummate the Transactions.
          (bb) Independent Registered Public Accounting Firm. PricewaterhouseCoopers LLP, which has certified the audited financial statements included in the Registration Statement, the most recent Preliminary Prospectus, and the Prospectus (and any amendment or supplement thereto), are an independent registered public accounting firm with respect to the PNG Entities as required by the Securities Act and the Rules and Regulations and the Public Company Accounting Oversight Board.
          (cc) Financial Statements. The financial statements (including the related notes and supporting schedules) and other financial information included in the Registration Statement, the most recent Preliminary Prospectus, and the Prospectus (and any amendment or supplement thereto) present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except to the extent disclosed therein. The summary historical financial and operating data included in the most recent Preliminary Prospectus under the caption “Summary—Summary Historical Financial and Operating Data” in the Registration Statement, the Pricing Disclosure Package and the Prospectus and the selected historical financial and operating data set forth under the caption “Selected Historical Financial and Operating Data” included in the Registration Statement, the Pricing Disclosure Package and the Prospectus (and any amendment or supplement thereto) is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements from which they have been derived, except as described therein. The pro forma financial statements and other pro forma financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus (and any amendment or supplement thereto) (i) present fairly in all material respects the information shown therein, (ii) have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and (iii) have been properly computed on the bases described therein. The assumptions used in the preparation of the pro forma financial statements and other pro forma financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus (and any amendment or supplement thereto) are reasonable, and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. No other financial statements or schedules of the Partnership are required by the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to be included in the Registration Statement, the Pricing Disclosure Package or the Prospectus.
          (dd) No Material Adverse Change. Except as disclosed in the Pricing Disclosure Package and the Prospectus, subsequent to the respective dates as of which such information is given in the Pricing Disclosure Package and the Prospectus, (i) none of the PNG Entities has incurred any liability or obligation, indirect, direct or contingent, or entered into any transactions, not in the ordinary course of business, that, singly or in the aggregate, is material to the PNG Entities, taken as a whole, (ii) there has not been any material change in the capitalization, or material increase in the short-term debt or long-term debt, of the PNG Entities, (iii) there has not been any material adverse change, or any development involving or that would reasonably be expected to involve, singly or in the aggregate, a prospective material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the PNG Entities, taken as a whole, and (iv) none of the PNG Entities has declared, paid or made any dividend or distribution on any class of security other than distributions of cash by the PNG Subsidiaries prior to the effective time of contribution to the Partnership pursuant to the Contribution Documents.
          (ee) Required Disclosure and Descriptions. There are no legal or governmental proceedings pending or, to the knowledge of the Partnership Parties, threatened, against any of the PNG Entities, or to which any of the PNG Entities is a party, or to which any of their respective properties is subject, that are required to be described in the Registration Statement, the Pricing Disclosure Package, or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Pricing Disclosure Package, or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Securities Act or the Exchange Act. The statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate summaries of such legal matters, agreements, documents or proceedings.
          (ff) Title to Properties. The PNG Entities, directly or indirectly, have good and indefeasible title to all real property and good title to all personal property described in the Pricing Disclosure Package and the Prospectus as being owned by them, free and clear of all Liens except such as would not reasonably be expected to have a material adverse effect upon the ability of the PNG Entities considered as a whole to conduct their businesses as currently conducted and as contemplated by the Pricing Disclosure Package and the Prospectus to be conducted; and all real property and buildings held under lease by any of the PNG Entities, directly or indirectly, are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of such properties taken as a whole as described in the Pricing Disclosure Package and the Prospectus.
          (gg) Permits. Each of the PNG Entities, directly or indirectly, has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own its properties and to conduct its business in the manner described in the Pricing Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Pricing Disclosure Package and the Prospectus and except for such permits the failure of which to have obtained would not reasonably be expected to have, individually or in the aggregate, a material adverse effect upon the ability of the PNG Entities considered as a whole to conduct their businesses in all material respects as currently conducted and as contemplated by the Pricing Disclosure Package and the Prospectus to be conducted; and none of the PNG Entities, directly or indirectly, has received any notice of proceedings relating to the revocation or modification of any such permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding would reasonably be expected to have a material adverse effect upon the ability of the PNG Entities considered as a whole to conduct their businesses in all material respects as currently conducted and as contemplated by the Pricing Disclosure Package and the Prospectus to be conducted, except as set forth in or contemplated in the Pricing Disclosure Package and the Prospectus.
          (hh) Rights-of-Way. Each of the PNG Entities, directly or indirectly, has such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to conduct its business in the manner described in the Pricing Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Pricing Disclosure Package and the Prospectus and except for such rights-of-way the failure of which to have obtained would not reasonably be expected to have, individually or in the aggregate, a material adverse effect upon the ability of the PNG Entities considered as a whole to conduct their businesses in all material respects as currently conducted and as contemplated by the Pricing Disclosure Package and the Prospectus to be conducted; each of the PNG Entities, directly or indirectly, has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such failures to perform, revocations, terminations and impairments that would not reasonably be expected to have a material adverse effect upon the ability of the PNG Entities considered as a whole to conduct their businesses in all material respects as currently conducted and as contemplated by the Pricing Disclosure Package and the

Prospectus to be conducted, subject in each case to such qualification as may be set forth in the Pricing Disclosure Package and the Prospectus.
          (ii) Investment Company. None of the PNG Entities is now, and after sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds,” none of the PNG Entities will be an “investment company” or a company “controlled by” an “investment company,” each within the meaning of the Investment Company Act of 1940, as amended.
          (jj) Private Placement. The sale and issuance of the Sponsor Units to PAA are exempt from the registration requirements of the Securities Act, the Rules and Regulations and the securities laws of any state having jurisdiction with respect thereto, and none of the Partnership Entities has taken or will take any action that would cause the loss of such exemption. The Partnership has not sold or issued any securities that would be integrated with the offering of the Units contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission.
          (kk) No Material Losses or Interference. None of the PNG Entities, directly or indirectly, has sustained since the date of the latest audited financial statements included in the Pricing Disclosure Package and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus, which in each case would reasonably be expected to have a Material Adverse Effect.
          (ll) Environmental Compliance. Except as described in the Pricing Disclosure Package and the Prospectus, none of the PNG Entities, directly or indirectly, has violated any environmental, safety, health or similar law or regulation applicable to its business relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), or lacks any permits, licenses or other approvals required of them under applicable Environmental Laws to own, lease or operate their properties and conduct their business as described in the Pricing Disclosure Package and the Prospectus or is violating any terms and conditions of any such permit, license or approval, which in each case would reasonably be expected to have a Material Adverse Effect.
          (mm) No Labor Disputes. No labor dispute with the employees of any of the Partnership Entities exists or, to the knowledge of the Partnership Parties, is imminent, that would reasonably be expected to have a Material Adverse Effect.
          (nn) Insurance. The PNG Entities maintain or are entitled to the benefits of insurance covering their properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated. All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on each applicable Delivery Date.

          (oo) No Legal Actions. Except as described in the Pricing Disclosure Package and the Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Partnership Parties, threatened, to which any of the PNG Entities is or may be a party or to which the business or property of any of the PNG Entities is or may be subject, and (ii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the PNG Entities is or may be subject, that, in the case of clauses (i) and (ii) above, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or prevent or result in the suspension of the offering and issuance of the Units.
          (pp) Distribution Restrictions. No PNG Subsidiary is currently prohibited, directly or indirectly, from making any distributions to the Partnership or another PNG Subsidiary, from making any other distribution on such PNG Subsidiary’s equity interests, from repaying to the Partnership or its affiliates any loans or advances to such PNG Subsidiary from the Partnership or its affiliates or from transferring any of such PNG Subsidiary’s property or assets to the Partnership or any other PNG Subsidiary, except (i) as described in or contemplated by the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), (ii) such prohibitions mandated by the laws of each such subsidiary’s state of formation and the Subsidiary Organizational Agreements, and (iii) where such prohibition would not reasonably be expected to have a Material Adverse Effect.
          (qq) No Distribution of Other Offering Materials. None of the Partnership Entities has distributed and, prior to the later to occur of (i) any Delivery Date and (ii) completion of the distribution of the Firm Units or Option Units, as the case may be, will not distribute, any prospectus (as defined under the Securities Act) in connection with the offering and sale of the Units other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, subject to the conditions in Section 1(h) of this Agreement, or other materials, if any, permitted by the Securities Act, including Rule 134 of the Rules and Regulations.
          (rr) NYSE Listing of Common Units. The Units have been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the New York Stock Exchange.
          (ss) Books and Records; Accounting Controls. The PNG Entities maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
          (tt) Sarbanes-Oxley Act. The Partnership and, to the knowledge of the Partnership Parties, the directors and officers the General Partner in their capacities as such, are in compliance in all material respects with all applicable and effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.
          (uu) Disclosure Controls. The PNG Entities maintain disclosure controls and procedures (to the extent required by and as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act), that (i) are designed to provide reasonable assurance that material information relating to the PNG Entities is recorded, processed, summarized and communicated to the principal executive officer, the principal financial officer and other appropriate officers of the General Partner to allow for timely decisions regarding required disclosure, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared and (ii) are effective in all material respects to perform the functions for which they are established to the extent required by 13a-15 and 15d-15 of the Exchange Act.
          (vv) No Deficiency in Internal Controls. Since the date of the most recent balance sheet of Operating Sub audited by PricewaterhouseCoopers LLP, none of the Partnership Parties has become aware of (i) any significant deficiency or material weakness in the design or operation of internal controls over financial reporting that are likely to adversely affect its ability to record, process, summarize and report financial data; (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls over financial reporting of the Partnership Entities; or (iii) any significant changes in internal controls or in other factors that has or could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.
          (ww) FCPA. None of the PNG Entities nor, to the knowledge of the Partnership Parties, any director, officer, agent or employee of the PNG Entities (in their capacity as director, officer, agent or employee) is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
          (xx) Money Laundering Laws. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the PNG Entities that involve allegations of money laundering is pending or, to the knowledge of the Partnership Parties, threatened.
          (yy) OFAC. None of the PNG Entities nor, to the knowledge of the Partnership Parties, any director, officer or employee of the PNG Entities (in their capacity as director, officer or employee) has received notice that it is subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.
          (zz) Directed Unit Program. The Registration Statement, the Pricing Disclosure Package, and the Prospectus comply with any applicable laws or regulations of any foreign jurisdiction in which any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus is intended for distribution in connection with the Directed Unit Program.
          (aaa) Directed Unit Sales. The Partnership has not offered, or caused Barclays Capital Inc. to offer, Common Units to any person pursuant to the Directed Unit Program (as defined below) with the specific intent to unlawfully influence (i) a customer or supplier of the

          Partnership to alter the customer’s or supplier’s level or type of business with the Partnership or (ii) a trade journalist or publication to write or publish favorable information about the Partnership, its business or its products.
          (bbb) FINRA Affiliations. To the knowledge of the Partnership Parties, there are no affiliations or associations between any member of FINRA and any of the General Partner’s officers or directors or the Partnership’s 5% or greater security holders.
          Any certificate signed by any officer of the General Partner and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by the General Partner, as to matters covered thereby, to the Underwriters.
          2. Purchase and Sale.
          (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Partnership, at a purchase price of $[ ] per Unit, the number of Firm Units set forth opposite such Underwriter’s name on Schedule I hereto, subject to adjustment as set forth in Section 9 hereof.
          (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership hereby grants an option (the “Over-Allotment Option”) to the several Underwriters to purchase, severally and not jointly, up to 1,500,000 Option Units at the same purchase price per Unit as the Underwriters shall pay for the Firm Units set forth on Schedule I hereto. Said option may be exercised in whole or in part at any time and from time to time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Partnership setting forth the number of Option Units as to which the several Underwriters are exercising the option and the settlement date. The number of Option Units to be purchased by each Underwriter shall be the same percentage of the total number of Option Units to be purchased by the several Underwriters as such Underwriter is purchasing of the Firm Units, subject to (i) such adjustments as the Representatives in their absolute discretion shall make to eliminate any fractional shares and (ii) adjustment as set forth in Section 9 hereof.
          3. Delivery and Payment. Delivery of and payment for the Firm Units and the Option Units (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third business day prior to the Initial Delivery Date) shall be made at the office of Vinson & Elkins L.L.P., 1001 Fannin, Houston, Texas 77002 at 9:00 a.m., Houston time, on [ ], 2010, or at such time on such later date not more than three business days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Partnership or as provided in Section 9 hereof (such date and time of delivery and payment for the Units being herein called the “Initial Delivery Date”). Delivery of the Units shall be made to the Underwriters for the respective accounts of the several Underwriters against payment by the several Underwriters of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. Delivery of the Firm Units and the Option

Units shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.
          If the option provided for in Section 2(b) hereof is exercised after the third business day prior to the Initial Delivery Date, the Partnership will deliver the Option Units (at the expense of the Partnership) to the Representatives on the date (an “Option Units Delivery Date”) specified by the Underwriters (which shall be within three business days after each exercise of said option), for the respective accounts of the several Underwriters, against payment by the several Underwriters of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. If settlement for the Option Units occurs after the Initial Delivery Date, the Partnership will deliver to the Underwriters on the Option Units Delivery Date for the Option Units, and the obligation of the Underwriters to purchase the Option Units shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Initial Delivery Date pursuant to Section 7 hereof. The Initial Delivery Date and any Option Units Delivery Date are each sometimes referred to as a “Delivery Date.”
          4. Offering by the Underwriters. It is understood that the several Underwriters propose to offer the Units for sale to the public as set forth in the Prospectus.
          It is further understood that approximately 1,000,000 of the Firm Units (the “Directed Units”) will initially be reserved by the several Underwriters for offer and sale upon the terms and conditions to be set forth in the most recent Preliminary Prospectus and in accordance with the rules and regulations of FINRA to the officers, directors, and employees of the General Partner and PAA and certain other persons associated with the Partnership (each such person a “Directed Unit Participant”) who have heretofore delivered to Barclays Capital Inc. offers to purchase Firm Units in form satisfactory to Barclays Capital Inc. (such program, the “Directed Unit Program”) and that any allocation of such Firm Units among such persons will be made in accordance with timely directions received by Barclays Capital Inc. from the Partnership; provided that under no circumstances will Barclays Capital Inc. or any Underwriter be liable to the Partnership or to any such person for any action taken or omitted in good faith in connection with such Directed Unit Program. It is further understood that any Directed Units not affirmatively reconfirmed for purchase by any participant in the Directed Unit Program by [ ]:00 A.M., New York City time, on the first business day following the date hereof or otherwise are not purchased by such persons will be offered by the Underwriters to the public upon the terms and conditions set forth in the Prospectus.
          The Partnership agrees to pay all fees and disbursements incurred by the Underwriters in connection with the Directed Unit Program and any stamp duties or other taxes incurred by the Underwriters in connection with the Directed Unit Program.
          5. Agreements of the Partnership Parties. The Partnership Parties acknowledge and agree with the Underwriters that:
          (a) Post-Effective Amendments. The Partnership will file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Partnership or the Representatives, be required by the Securities Act or requested by the Commission;
          (b) Preparation of Prospectus and Registration Statement. The Partnership will advise the Representatives promptly and, if requested by the Representatives, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, the Preliminary Prospectus or the Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Units for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in paragraph (e) below, of any change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the PNG Entities, taken as a whole, or of the happening of any event that makes any statement of a material fact made in the Registration Statement, the Pricing Disclosure Package or the Prospectus (as then amended or supplemented) untrue or that requires the making of any additions to or changes in the Registration Statement, the Pricing Disclosure Package or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Securities Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein (in the case of any Preliminary Prospectus or the Prospectus, in the light of the circumstances under which any such statements were made) not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Securities Act or any other applicable law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Partnership will make every commercially reasonable effort to obtain the withdrawal of such order at the earliest possible time.
          (c) Copies of Registration Statement. The Partnership will furnish to the Underwriters, without charge, (i) one copy of the manually signed copy of the registration statement corresponding to the Commission’s electronic data gathering, analysis and retrieval system (“EDGAR”) version filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the registration statement and (ii) such number of conformed copies of the registration statement as originally filed and of each amendment thereto, but without exhibits, as the Underwriters or the Underwriters’ counsel may reasonably request.
          (d) Filing of Amendment or Supplement. For such period as in the opinion of counsel for the Underwriters a prospectus is required by the Securities Act to be delivered in connection with sales by any Underwriter or dealer, the Partnership will not file any amendment to the Registration Statement, supplement to the Prospectus (or any other prospectus relating to the Units filed pursuant to Rule 424(b) of the Rules and Regulations that differs from the Prospectus as filed pursuant to such Rule 424(b)), or any Preliminary Prospectus or Issuer Free Writing Prospectus of which the Representatives shall not previously have been advised or to which the Representatives shall have reasonably objected in writing after being so advised unless the Partnership shall have determined based upon the advice of counsel that such amendment, supplement or other filing is required by law; and the Partnership will promptly notify the Representatives after it shall have received notice thereof of the time when any amendment to the Registration Statement becomes effective or when any supplement to the Prospectus has been filed.
          (e) Copies of Documents to the Underwriters. As soon after the Applicable Time as possible and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a prospectus is required by the Securities Act to be delivered in connection with sales by any Underwriter or dealer, the Partnership will expeditiously deliver to each Underwriter and each dealer that the Underwriters may specify, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as the Underwriters may reasonably request. At any time after nine months after the time of issuance of the Prospectus, upon request and without charge, the Partnership will deliver as many copies of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act as the Underwriters may reasonably request, provided that a prospectus is required by the Securities Act to be delivered in connection with sales of Units by any Underwriter or dealer. The Partnership consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Securities Act and with the securities or Blue Sky laws of the jurisdictions in which the Units are offered by the Underwriters and by all dealers to whom Units may be sold, both in connection with the offering and sale of the Units and for such period of time thereafter as the Prospectus is required by the Securities Act to be delivered in connection with sales by any Underwriter or dealer. If during such period of time any event shall occur that in the judgment of the Partnership or in the opinion of counsel for the Underwriters and the Partnership is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Securities Act or any other law, the Partnership will forthwith prepare and, subject to the provisions of paragraph (e) above, file with the Commission an appropriate supplement or amendment thereto (or to such document), and will expeditiously furnish to the Underwriters and dealers a reasonable number of copies thereof; provided that, if any such event necessitating a supplement or amendment to the Prospectus occurs at any time after nine months after the time of issuance of the Prospectus, such supplement or amendment shall be prepared at the Underwriters’ expense. In the event that the Partnership and the Representatives agree that the Prospectus should be amended or supplemented, the Partnership, if requested by the Representatives, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement unless the Partnership shall have determined, based on the advice of counsel, that the issuance of such press release would not be required by law.
          (f) Blue Sky Laws. The Partnership will cooperate with the Representatives and with counsel for the Underwriters in connection with the registration or qualification of the Units for offering and sale by the Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as the Underwriters may reasonably designate and will file such consents to service of process or other documents reasonably necessary or appropriate in order to effect such registration or qualification; provided that in no event shall any PNG Entity be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject. The Partnership will promptly notify the Representatives of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.
          (g) Reports to Security Holders. In accordance with Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations, the Partnership will make generally available to its security holders an earnings statement (which need not be audited) in reasonable detail covering the 12-month period beginning not later than the first day of the month next succeeding the month in which occurred the effective date (within the meaning of Rule 158) of the Registration Statement as soon as practicable after the end of such period.
          (h) Copies of Reports. Unless otherwise available on EDGAR, during the period of two years hereafter, the Partnership will furnish or make available to the Underwriters (i) as soon as publicly available, a copy of each report of the Partnership mailed to unitholders or filed with the Commission or the principal national securities exchange or automated quotation system upon which the Units may be listed, and (ii) from time to time such other information concerning the Partnership as the Underwriters may reasonably request.
          (i) Termination Expenses. If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to Section 9 hereof or Section 10 hereof (except pursuant to Section 10(i)) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Partnership Parties to comply with the terms or fulfill any of the conditions of this Agreement, the Partnership Parties agree to reimburse the Underwriters for all reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel for the Underwriters) incurred by the Underwriters in connection herewith.
          (j) Application of Proceeds. The Partnership will apply the net proceeds from the sale of the Units in accordance with the description set forth under the caption “Use of Proceeds” in the Pricing Disclosure Package and the Prospectus.
          (k) Filing of Prospectus. The Partnership will timely file the Prospectus, and any amendment or supplement thereto, pursuant to Rule 424(b) of the Rules and Regulations and will advise the Underwriters of the time and manner of such filing.
          (l) Lock-Up Period. Except as provided in this Agreement, the Partnership will not (i) offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Partnership or any of its controlled affiliates or any person in privity with the Partnership or any of its controlled affiliates) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any Common Units or any securities that are convertible into, or exercisable or exchangeable for, or that represent the right to receive, Common Units or any securities that are senior to or pari passu with Common Units, or publicly announce an intention to effect any such transaction or (ii) grant any options or warrants to purchase Common Units, in the case of both (i) and (ii) for a period of 180 days after the date of the Prospectus (the “Lock-Up Period”) without the prior written consent of the Representatives, except that (A) the Partnership may issue the Units, (B) the Partnership may issue Common Units or any securities convertible or exchangeable into Common Units as payment of any part of the purchase price for businesses that are acquired by the Partnership and its affiliates or any third parties, provided that any recipient of such Common Units must agree in writing to be bound by the terms of this Section 5(l) for the remaining term of the Lock-Up Period, (C) the Partnership may issue Common Units to PAA pursuant to a “Permitted Action” as defined in the Partnership Agreement, (D) the Partnership may issue Common Units pursuant to a valid registration statement in order to finance business acquisitions and (E) the Partnership may issue phantom units, deferred common units, and unit options to directors and officers not exercisable during the Lock-Up Period pursuant to the PAA Natural Gas Storage, L.P. Long Term Incentive Plan as described in the Registration Statement, the Pricing Disclosure Package, and the Prospectus; notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs or (2) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in this paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the Representatives, on behalf of the Underwriters, waive such extension in writing.
          (m) Directed Unit Program Lock-Up. The Partnership Parties agree, in connection with the Directed Unit Program, to ensure that Directed Unit Participants who purchase in excess of 10,000 Directed Units under the Directed Unit Program will be restricted from sale, transfer, assignment, pledge or hypothecation to the same extent as sales and dispositions of Common Units by the Partnership are restricted pursuant to Section 5(l)(i); provided, however, that the lock-up period for such Directed Unit Participants shall be 25 days, and Barclays Capital Inc. will notify the Partnership as to which Directed Unit Participants will need to be so restricted. At the request of Barclays Capital Inc., the Partnership will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time as is consistent with this Section 5(m).
          (n) Stabilization. Except as stated in this Agreement and the Prospectus, the Partnership has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Units to facilitate the sale or resale of the Units.
          (o) Investment Company. The Partnership Parties will not invest or otherwise use the proceeds received by the Partnership from its sale of the Units in such a manner as would require any of the PNG Entities to register as an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.
          (p) Exchange Act Reports. The Partnership, during the period when the Prospectus is required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

          (q) Free Writing Prospectuses. The Partnership Parties have complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including appropriate legending and timely filing with the Commission or retention where required. The Partnership Parties represent that they have satisfied and agree that they will satisfy the conditions under Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show. The Partnership Parties agree that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus, or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Partnership will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document that will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Partnership by an Underwriter through the Representatives expressly for use therein, which information is specified in Section 12.
          (r) Transfer Agent. The Partnership will maintain a transfer agent and, if necessary under the jurisdiction of formation of the Partnership, a registrar for the Common Units.
          6. Indemnification and Contribution.
          (a) The Partnership Parties, jointly and severally, agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter, each affiliate of any Underwriter who has participated in the distribution of the Units as underwriters, each broker-dealer affiliate of any Underwriter and each other affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses, joint or several (including reasonable costs of investigation), to which they or any of them became subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any “road show” (as defined in Rule 433 of the Rules and Regulations) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”) or (ii) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show, any material fact required to be stated therein or necessary to make the statements therein (in the case of any Preliminary Prospectus or the Prospectus, in the light of the circumstances under which any such statements were made) not misleading, and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Partnership Parties shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Non-Prospectus Road Show, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership Parties through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 12. The foregoing indemnity agreement is in addition to any liability that the Partnership Parties may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.
          (b) If any action, suit or proceeding shall be brought against any Underwriter, any director, officer, employee or agent of any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Partnership Parties, such Underwriter or such director, officer, employee, agent or controlling person shall promptly notify the Partnership Parties in writing, and the Partnership Parties shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all reasonable fees and expenses. The failure to notify the indemnifying party shall not relieve it from liability that it may have to an indemnified party unless the indemnifying party is foreclosed by reason of such delay from asserting a defense otherwise available to it. Such Underwriter or any such director, officer, employee, agent or controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in (but not control) the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such director, officer, employee, agent or controlling person unless (i) the Partnership Parties have agreed in writing to pay such fees and expenses, (ii) the Partnership Parties have failed to assume the defense and employ counsel within a reasonable period of time in light of the circumstances or (iii) such indemnified party or parties shall have reasonably concluded, based on the advice of counsel, that there may be defenses available to it or them that are different from, additional to or in conflict with those available to the Partnership Parties (in which case the Partnership Parties shall not have the right to direct the defense of such action, suit or proceeding on behalf of the indemnified party or parties), in any of which events the Partnership Parties shall pay the reasonable fees and expenses of such counsel as such fees and expenses are incurred (it being understood, however, that the Partnership Parties shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one action, suit or proceeding or series of related actions, suits or proceedings in the same jurisdiction representing the indemnified parties who are parties to such action, suit or proceeding).
          (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Partnership Parties, the General Partner’s directors and the officers who sign or consent to be included in the Registration Statement, and any person who controls the Partnership Parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Partnership Parties to each Underwriter, but only with respect to information furnished in writing by or on behalf of such Underwriter through the Representatives expressly for use in the Registration Statement, any

Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show, which information is limited to the information set forth in Section 12. If any action, suit or proceeding shall be brought against the Partnership Parties, any of such directors and officers or any such controlling person based on the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to the Partnership Parties by paragraph (b) above (except that if the Partnership Parties shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in (but not control) the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter’s expense), and the Partnership Parties, any of such directors and officers and any such controlling person shall have the rights and duties given to the Underwriters by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability that the Underwriters may otherwise have.
          (d) If the indemnification provided for in this Section 6 is unavailable to an indemnified party under paragraph (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties on the one hand and the Underwriters on the other hand from the offering of the Units, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership Parties on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Partnership Parties on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Partnership Parties bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Partnership Parties on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership Parties or any affiliate of the Partnership Parties on the one hand, or by the Underwriters on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
          (e) The Partnership Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Units underwritten by it and distributed to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 6 are several and not joint.
          (f) No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.
          (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 6 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 6 and the covenants, representations and warranties of the Partnership Parties set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Partnership Parties or any of the General Partner’s or PAA GP’s directors or officers or any person controlling the Partnership Parties, (ii) acceptance of any Units and payment therefor in accordance with the terms of this Agreement, and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Partnership Parties or any of General Partner’s or PAA GP’s directors or officers or any person controlling the Partnership Parties shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 6.
          (h) The Partnership Parties shall indemnify and hold harmless Barclays Capital Inc. (including its directors, officers and employees) and each person, if any, who controls Barclays Capital Inc. within the meaning of Section 15 of the Securities Act (“Barclays Entities”), from and against any loss, claim, damage or liability or any action in respect thereof to which any of the Barclays Entities may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action (i) arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the approval of the Partnership Parties for distribution to Directed Unit Participants in connection with the Directed Unit Program or any omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, in light of the circumstances under why any such statements were made, (ii) arises out of, or is based upon, the failure of the Directed Unit Participant to pay for and accept delivery of Directed Units that the Directed Unit Participant agreed to purchase or (iii) is otherwise related to the Directed Unit Program; provided that the Partnership Parties shall not be liable under this clause (iii) for any loss, claim, damage, liability or action that is determined in a final judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Barclays Entities. The Partnership Parties shall reimburse the Barclays Entities promptly upon demand for any legal or other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.
          7. Conditions to the Obligations of the Underwriters. The several obligations of the Underwriters to purchase the Firm Units and the Option Units, as the case may be, hereunder are subject to the following conditions:
          (a) All filings required by Rule 424 of the Rules and Regulations shall have been made. All material required to be filed by the Partnership pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act. No stop order (i) suspending the effectiveness of the Registration Statement or (ii) suspending or preventing the use of the most recent Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Partnership Parties or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives.
          (b) Between the time of execution of this Agreement and each applicable Delivery Date, (i) no material adverse change, or any developments that are reasonably likely to result in a material adverse change in the condition (financial or otherwise), business, prospects, properties, net worth or results of operations of the PNG Entities, taken as a whole, shall have occurred or become known, which in the Representatives’ opinion, would materially adversely affect the market for the Units, or (ii) no event or development relating to or involving any of the Partnership Entities or any executive officer or director of any of such entities shall have occurred or become known, which makes any statement made in the Prospectus untrue or which, in the opinion of the Partnership and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Securities Act or any other law to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in the Representatives’ opinion, materially adversely affect the market for the Units.
          (c) The Representatives shall have received on each applicable Delivery Date, an opinion of Vinson & Elkins L.L.P., counsel for the Partnership, dated the applicable Delivery Date and addressed to the Underwriters, to the effect that:

          (i) Each of the Partnership Entities has been duly formed and is validly existing in good standing as a limited partnership or limited liability company under the laws of its respective jurisdiction of formation with full limited partnership or limited liability company power and authority, as the case may be, to own or lease its properties and to conduct its business, in each case in all material respects. Each of the Partnership Entities is duly registered or qualified to do business in and is in good standing as a foreign limited partnership or limited liability company, as applicable, in each jurisdiction set forth opposite its name on Exhibit A to this opinion.
          (ii) The General Partner has full limited liability company power and authority to serve as general partner of the Partnership in all material respects.
          (iii) PAA owns a 100% membership interest in the General Partner; such membership interest has been duly authorized and validly issued in accordance with the General Partner LLC Agreement and is fully paid (to the extent required under the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607, and 18-804 of the Delaware LLC Act; and PAA owns such interests free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming PAA as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.
          (iv) The General Partner is the sole general partner of the Partnership, with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.
          (v) The General Partner owns all of the Incentive Distribution Rights; the Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607, and 17-804 of the Delaware LP Act); and the General Partner owns such interests free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.
          (vi) PAA owns all of the Sponsor Units; the Sponsor Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607, and 17-804 of the Delaware LP Act); and PAA owns the Sponsor Units free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming PAA as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.
          (vii) The Units to be issued and sold to the Underwriters pursuant to this Agreement and the limited partner interests represented thereby have been duly authorized by the Partnership Agreement and, when issued and delivered against payment therefor as provided in this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-303, 17-607 and 17-804 of the Delaware LP Act). Other than the Sponsor Units, the Incentive Distribution Rights and any limited partner interests issued pursuant to the Partnership’s Long Term Incentive Plan, the Units are the only limited partner interests of the Partnership issued and outstanding.
          (viii) All of the outstanding limited liability company interests of each of the PNG Subsidiaries (a) have been duly and validly authorized and issued in accordance with the applicable Subsidiary Organizational Agreements, are fully paid (to the extent required by the applicable Subsidiary Organizational Agreements) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607, and 18-804 of the Delaware LLC Act); and (b) are owned, directly or indirectly by the Partnership, free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming each respective owner as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.
          (ix) Except as described in the Pricing Disclosure Package and the Prospectus or as provided in the Operative Agreements, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any interests in any of the PNG Entities pursuant to any of their Organizational Documents. To the knowledge of such counsel, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership, except such rights as have been waived or satisfied.
          (x) The Partnership has all requisite limited partnership power and authority to issue, sell and deliver the (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement and the Partnership Agreement and (ii) the Sponsor Units and the Incentive Distribution Rights, in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the Contribution Documents. Each of the Partnership Parties has all requisite limited partnership or limited liability company power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder. All limited partnership and limited liability company action, as the case may be, required to be taken by any of the Partnership Entities or any of their respective unitholders, members or partners for the authorization, issuance, sale and delivery of the Units, the Sponsor Units, and the Incentive Distribution Rights, the execution and delivery of the Operative Agreements and the consummation of the Closing Transactions has been validly taken.
          (xi) This Agreement has been duly authorized, executed and delivered by the Partnership Parties.
          (xii)
          (A) The Transaction Documents (other than the Credit Agreement) and the Operative Agreements have been duly authorized, executed and delivered by the Partnership Entities party thereto and are valid and legally binding agreements of the Partnership Entities party thereto, enforceable against such Partnership Entities party thereto in accordance with their terms; and
          (B) the Subsidiary Organizational Agreements have been duly authorized, executed and delivered by the PNG Entities party thereto and each are valid and legally binding agreements of the PNG Entities party thereto, enforceable against such PNG Entities party thereto in accordance with its terms;
provided, that, with respect to each such agreement, the enforceability thereof may be limited by (x) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) and (y) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.
          (xiii) The Contribution Documents are legally sufficient to transfer or convey, directly or indirectly, all of the membership interests in Operating Sub to the Partnership, as contemplated by the Pricing Disclosure Package and the Prospectus, subject to the conditions, reservations and limitations contained in the Contribution Documents and those set forth in the Pricing Disclosure Package and the Prospectus.
          (xiv) None of (A) the offering, issuance and sale by the Partnership of the Units, (B) the execution, delivery and performance of this Agreement or the Transaction Documents by the Partnership Entities party hereto or thereto or (C) the consummation of the Closing Transactions (1) constitutes or will constitute a violation of the Organizational Documents of any of the Partnership Entities, (2) conflicts or will conflict with or constitutes or will constitute a breach or violation of, a change of control or a default under (or an event that, with notice or lapse of time or both, would constitute such an event), any document or agreement filed as an exhibit to the Registration Statement (other than the Credit Agreement), (3) results or will result in any violation of the Delaware LP Act, the Delaware LLC Act, the Delaware General Corporation Law

(the “DGCL”), the laws of the State of Texas or federal law, or (4) results or will result in the creation or imposition of any Lien upon any property or assets of any of the PNG Entities, which conflicts, breaches, violations, defaults, or Liens, in the case of clauses (2), (3) or (4), would reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Partnership Entities to consummate the Closing Transactions, it being understood that such counsel need not express an opinion in clause (3) of this paragraph (xiv) with respect to any securities or other anti-fraud law.
          (xv) No permit, consent, approval, authorization, filing with or order of any federal, Delaware or Texas court, governmental agency or body having jurisdiction over any of the Partnership Entities or any of their respective properties is required in connection with (A) the offering, issuance and sale by the Partnership of the Units, (B) the execution, delivery and performance of this Agreement or the Transaction Documents by the Partnership Entities party hereto or thereto or (C) the consummation of the Closing Transactions, except (1) such as have been obtained under the Securities Act (as to which such counsel need not express any opinion), and (2) such as may be required under the blue sky laws of any jurisdiction or the by-laws and rules of the FINRA in connection with the purchase and distribution by the Underwriters of the Units in the manner contemplated herein and in the Pricing Disclosure Package and the Prospectus (as to which such counsel need not express any opinion), (3) such that the failure to obtain would not reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership to consummate the transactions contemplated by this Agreement and (4) such other that have been obtained or taken and are in full force and effect.
          (xvi) The statements in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions “Our Cash Distribution Policy and Restrictions on Distributions,” “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” “Certain Relationships and Related Party Transactions,” “Conflicts of Interest and Fiduciary Duties,” “Description of the Common Units,” and “The Partnership Agreement,” insofar as they constitute descriptions of agreements or refer to statements of law or legal conclusions, are accurate in all material respects, and the Units, the Sponsor Units and the Incentive Distribution Rights conform in all material respects to the descriptions thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
          (xvii) The opinion of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.
          (xviii) The Registration Statement was declared effective under the Securities Act on [    ], 2010; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule.

          (xix) The Registration Statement, the Pricing Disclosure Package and the Prospectus (except for the financial statements and the notes and the schedules thereto and the other financial information included in the Registration Statement, the Pricing Disclosure Package or the Prospectus, as to which such counsel need not express an opinion) comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.
          (xx) None of the PNG Entities is now, and after sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds,” none of the PNG Entities will be, an “investment company” as such term is defined in the Investment Company Act.
          In addition, such counsel shall state that they have participated in conferences with officers and other representatives of PAA GP, the General Partner and the Partnership and the independent public accountants of the Partnership and the Underwriters’ representatives, at which the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Pricing Disclosure Package and the Prospectus (except to the extent specified in the foregoing opinion), on the basis of the foregoing, no facts have come to the attention of such counsel that lead them to believe that:
          (A) the Registration Statement, as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
          (B) the Pricing Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or
          (C) the Prospectus, as of its date and as of each applicable Delivery Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that such counsel need not express any statement or belief with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, included in the Registration Statement, the Pricing Disclosure Package and the Prospectus or (ii) any other financial or statistical information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
          In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of PAA GP, the General Partner and the Partnership, to the extent they deem appropriate, and upon information obtained from public officials, (B)

assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act, and the laws of the State of Texas, (D) with respect to the opinions expressed as to the due qualification or registration as a foreign limited partnership or limited liability company, as the case may be, of the Partnership Entities, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the states listed on an annex to be attached to such counsel’s opinion (each of which shall be dated as of a date not more than fourteen days prior to the Closing Date and shall be provided to counsel to the Underwriters), and (E) state that they express no opinion with respect to (i) any permits to own or operate any real or personal property or (ii) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Entities may be subject.
          (d) The Representatives shall have received on each applicable Delivery Date an opinion of Richard McGee, Vice President—Legal and Business Development and Secretary for the General Partner, dated the applicable Delivery Date and addressed to the Underwriters, to the effect that:
          (i) None of (A) the offering, issuance and sale by the Partnership of the Units, (B) the execution, delivery and performance of this Agreement or the Transaction Documents by the Partnership Entities party hereto or thereto or (C) the consummation of the Transactions (1) constitutes or will constitute a breach or violation of, a change of control or a default (or an event which, with notice or lapse of time or both, would constitute such an event) under any bond, debenture, note or any other evidence of indebtedness, indenture or any other material agreement or instrument known to such counsel to which the any of the Partnership Entities is a party or by which any one of them may be bound (other than any other document or agreement filed as an exhibit to the Registration Statement) or (2) violates or will violate any order, judgment, decree or injunction known to such counsel of any court or governmental agency or body directed to any of the Partnership Entities or any of their respective properties in a proceeding to which any of them is a party, which would, in the case of either (1) or (2), reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership Entities to consummate the Transactions.
          (ii) To the knowledge of such counsel, except as described in the Pricing Disclosure Package and the Prospectus or as have been issued pursuant to compensation plans adopted or administered by the General Partner, there are no outstanding options or warrants to purchase any Common Units or other equity interests in the Partnership.
          (iii) To the knowledge of such counsel, there is no legal or governmental proceeding pending or threatened to which the any of the PNG Entities is a party or to which any of their respective properties is subject that is required to be disclosed in the Pricing Disclosure Package or the Prospectus and is not so disclosed.

          (iv) To the knowledge of such counsel, there are no agreements, contracts or other documents to which any of the PNG Entities is a party or are bound that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.
          In addition, such counsel shall state that he has participated in discussions with officers and other representatives of PAA GP, the General Partner and the Partnership and the independent public accountants of the Partnership and the Underwriters’ representatives, at which the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Pricing Disclosure Package and the Prospectus, on the basis of the foregoing, no facts have come to the attention of such counsel that lead him to believe that:
          (A) the Registration Statement, as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
          (B) the Pricing Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or
          (C) the Prospectus, as of its date and as of each applicable Delivery Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that such counsel need not express any statement or belief with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, included in the Registration Statement, the Pricing Disclosure Package and the Prospectus or (ii) any other financial or statistical information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
          In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of PAA GP, the General Partner and the Partnership, to the extent he deems appropriate, and upon information obtained from public officials, (B) assume that all documents submitted to him as originals are authentic, that all copies submitted to him conform to the originals thereof, and that the signatures on all documents examined by him are genuine, and (C) state that such opinions are limited to federal laws and the Delaware LP Act, the Delaware LLC Act, and the laws of the State of Texas .
     (e) The Representatives shall have received on each applicable Delivery Date an opinion of Fulbright & Jaworski L.L.P., special counsel for the Plains Parties, dated the applicable Delivery Date and addressed to the Underwriters, to the effect that:

          (i) The Credit Agreement has been duly authorized, executed and delivered by the Partnership Parties party thereto and is a valid and legally binding agreement of the Partnership Parties party thereto, enforceable against such Partnership Parties party thereto in accordance with its terms; provided, that the enforceability thereof may be limited by (x) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) and (y) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.
          (ii) None of the (A) offering, issuance and sale by the Partnership of the Units, (B) the execution, delivery and performance of this Agreement or the Transaction Documents by the Partnership Entities party hereto or thereto or (C) the consummation of the Transactions conflicts or will conflict with, results a breach of, or constitutes a default under (or an event which, with notice or lapse of time or both, would constitute such an event) the provisions of the Credit Agreement and any PAA Credit Facility (as defined in Annex A to such opinion, which shall include (x) the Second Restated Credit Agreement dated November 6, 2008 among Plains Marketing, Bank of America, N.A., as administrative agent thereunder and the lenders from time to time party thereto, as amended, (y) the Second Amended and Restated Credit Agreement [US/Canada Facilities] dated July 31, 2006 among the Partnership, PMC (Nova Scotia) Company, Plains Marketing Canada, L.P. and Plains Midstream Canada ULC, as borrowers thereunder, Bank of America, N.A., as administrative agent thereunder, Bank of America, N.A., acting through its Canada Branch, as Canadian administrative agent thereunder, and other lenders from time to time party thereto, as amended, and (z) the Credit Agreement dated January 3, 2008, by and among Plains AAP, L.P., the lenders party thereto and Citibank, N.A., as administrative agent).
     In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of PAA GP, the General Partner and the Partnership, to the extent they deem appropriate, and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine and (C) state that such opinions are limited to the laws of the State of Texas, excepting therefrom municipal and local ordinances and regulations.
     In rendering such opinion, such counsel shall state that such opinion letter may be relied upon only by the Underwriters and their counsel in connection with the transactions contemplated by this Agreement and no other use or distribution of such opinion letter may be made without such counsel’s prior written consent.
          (f) The Representatives shall have received on each applicable Delivery Date, an opinion of [    ] with respect to the State of Louisiana, dated the Closing Date and addressed to the Underwriters, to the effect that:

          (i) Each of the Partnership, Operating Sub, PPH, PPEC and PPEC Bondholder has been duly qualified or registered as a foreign limited partnership or foreign limited liability company, as the case may be, for the transaction of business under the laws of the State of Louisiana.
          (ii) No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body of the State of Louisiana having jurisdiction over any of the Partnership Entities or any of their subsidiaries or any of their respective properties is required for the issuance and sale of the Units by the Partnership, the execution, delivery and performance of this Agreement and the Operative Agreements by the Partnership Entities party hereto and thereto or the consummation by the Partnership Entities of the transactions contemplated hereby and thereby (including the Transactions), except (A) for such consents required under state securities or “Blue Sky” laws in connection with the purchase and distribution of the Units by the Underwriters, as to which such counsel need not express any opinion or (B) for such consents that have been obtained or made.
          In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of PAA GP, the General Partner and the Partnership, to the extent they deem appropriate, and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that such opinions are limited to laws of the State of Louisiana and (D) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Entities may be subject.
          In rendering such opinion, such counsel shall state that (A) Baker Botts L.L.P. and Vinson & Elkins L.L.P. are thereby authorized to rely upon such opinion letter in connection with the transactions contemplated by this Agreement as if such opinion letter were addressed and delivered to them on the date thereof and (B) subject to the foregoing, such opinion letter may be relied upon only by the Underwriters and their counsel in connection with the transactions contemplated by this Agreement and no other use or distribution of such opinion letter may be made without such counsel’s prior written consent.
          (g) The Representatives shall have received on each applicable Delivery Date, an opinion of [    ] with respect to the State of Michigan, dated the Closing Date and addressed to the Underwriters, to the effect that:
          (i) Each of the Partnership, Operating Sub, Bluewater Holding, BGS, and Kimball has been duly qualified or registered as a foreign limited partnership or foreign limited liability company, as the case may be, for the transaction of business under the laws of the State of Michigan.
          (ii) No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body of the State of Michigan having jurisdiction over any of the Partnership Entities or any of their subsidiaries or any of their respective properties is required for the issuance and sale of the Units by the Partnership, the execution, delivery and performance of this Agreement and the Operative Agreements by the Partnership Entities party hereto and thereto or the consummation by the Partnership Entities of the transactions contemplated hereby and thereby (including the Transactions), except (A) for such consents required under state securities or “Blue Sky” laws in connection with the purchase and distribution of the Units by the Underwriters, as to which such counsel need not express any opinion, (B) for such consents that have been obtained or made, (C) for such consents which, if not obtained or made, would not, individually or in the aggregate, have a Material Adverse Effect upon the operations conducted or to be conducted as described in the Prospectus in the State of Michigan by the Partnership Entities or (D) as disclosed in the Prospectus.
          In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of PAA GP, the General Partner, and the Partnership, to the extent they deem appropriate, and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that such opinions are limited to laws of the State of Michigan and (D) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Entities may be subject.
          In rendering such opinion, such counsel shall state that (A) Baker Botts L.L.P. and Vinson & Elkins L.L.P. are thereby authorized to rely upon such opinion letter in connection with the transactions contemplated by this Agreement as if such opinion letter were addressed and delivered to them on the date thereof and (B) subject to the foregoing, such opinion letter may be relied upon only by the Underwriters and their counsel in connection with the transactions contemplated by this Agreement and no other use or distribution of such opinion letter may be made without such counsel’s prior written consent.
          (h) The Representatives shall have received on each applicable Delivery Date an opinion of Baker Botts L.L.P., counsel for the Underwriters, dated the applicable Delivery Date and addressed to the Underwriters, with respect to the offering, issuance and sale of the Units, the Registration Statement, the Pricing Disclosure Package, the Prospectus (together with any amendment or supplement thereto) and other related matters the Underwriters may reasonably require.
          (i) At the time of the execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP, independent public accountants, letters dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letters for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the most recent Preliminary Prospectus, and the Prospectus; provided that the cut-off date for the procedures performed by such accountants and described in such letters shall be a date not more than five days prior to the date of such letter.

          (j) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or taken or, to the knowledge of the Partnership Parties, shall be threatened by the Commission at or prior to each applicable Delivery Date.
          (k) On each applicable Delivery Date, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, dated as of each such Delivery Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to paragraph (h) of this Section 7, except that the date referred to in the proviso in Section 7(i) hereof shall be a date not more than three business days prior to each such Delivery Date.
          (l) The NYSE shall have approved the Units for listing, subject only to official notice of issuance and evidence of satisfactory distribution.
          (m) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.
          (n) Each of the Operative Agreements shall have been executed and delivered at or prior to the Initial Delivery Date.
          (o) The Partnership Parties shall have furnished to the Representatives at each applicable Delivery Date a certificate of the Partnership, signed on behalf of the Partnership by the Chief Executive Officer and the Chief Financial Officer of the General Partner, dated the applicable Delivery Date, to the effect that the signers of such certificate have examined the Registration Statement, the Pricing Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Units, and this Agreement and that:
          (i) the representations and warranties of the Partnership Parties in this Agreement are true and correct on and as of each applicable Delivery Date with the same effect as if made on each applicable Delivery Date and the Partnership has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to each applicable Delivery Date;
          (ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Partnership’s knowledge, threatened;
          (iii) since the date of the most recent financial statements included in the Pricing Disclosure Package and the Prospectus, there has been no Material Adverse Effect, except as set forth in or contemplated in the Pricing Disclosure Package and the Prospectus; and
          (iv) as of the Applicable Time, they did not and do not contain any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the

Registration Statement, in the light of the circumstances under which they were made) not misleading.
          (p) On or prior to the date hereof, the Partnership shall have furnished to the Underwriters a letter substantially in the form of Exhibit B hereto from each executive officer and director of the General Partner and each beneficial owner of more than 5% of the Common Units named in Exhibit B-1 hereto.
          All such opinions, certificates, letters and other documents referred to in this Section 7 will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters. The Partnership shall furnish to the Underwriters conformed copies of such opinions, certificates, letters and other documents in such number as they shall reasonably request.
          The several obligations of the Underwriters to purchase Option Units hereunder are subject to the satisfaction on and as of any Option Units Delivery Date of the conditions set forth in this Section 7, except that, if any Option Units Delivery Date is other than the Initial Delivery Date, (i) the certificates, opinions and letters referred to in paragraphs (c) through (g), (i) and (o) shall be dated the Option Units Delivery Date in question, (ii) the opinions called for by paragraphs (c) through (g), as applicable, shall be revised to reflect the sale of Option Units and (iii) any references in Section 7 to the Initial Delivery Date shall be deemed to be such Option Units Delivery Date.
          If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the applicable Delivery Date by the Underwriters. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.
          8. Expenses. The Partnership agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp taxes in connection with the original issuance and sale of the Units; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda, and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) the registration of the Common Units under the Exchange Act and the listing of the Units on the

NYSE and any applicable listing or other similar fees; (vi) the registration or qualification of the Units for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(f) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (vii) any filing fees in connection with any filings required to be made with FINRA; (viii) the costs and expenses related to investor presentations on any road show undertaken in connection with the marketing of the Units, including, without limitation, expenses associated with any electronic road show, travel and lodging expenses of the Representatives and officers and employees of the Partnership Parties; provided, however, that the Partnership is obligated to pay only 50% of the costs and expenses of any aircraft that is chartered in connection with the road show; (ix) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership; (x) all expenses in connection with the qualification of the Securities for offering and sale in any Province or Territory in Canada, including the reasonable fees, disbursements and expenses of counsel for the Underwriters in connection therewith; (xi) the costs and expenses of qualifying the Units for inclusion in the book-entry settlement system of the DTC; and (xiii) services provided by the transfer agent and registrar.
          It is understood, however, that except as otherwise provided in this Section 8, Section 4 or Section 5(i) hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on any resale of the Units by any Underwriter, any advertising expenses connected with any offers they may make and the transportation and other expenses incurred by the Underwriters on their own behalf in connection with presentations to prospective purchasers of the Units.
          9. Default by an Underwriter. If any one or more of the Underwriters shall fail or refuse to purchase Units that it or they are obligated to purchase hereunder on the Initial Delivery Date, and the aggregate number of Units that such defaulting Underwriter or Underwriters are obligated but fail or refuse to purchase is not more than one-tenth of the aggregate number of the Units that the Underwriters are obligated to purchase on the Initial Delivery Date, each non-defaulting Underwriter shall be obligated, severally, in the proportion that the number of Firm Units set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Units set forth opposite the names of all non-defaulting Underwriters or in such other proportion as the Representatives may specify in accordance with the Agreement Among Underwriters of Barclays Capital Inc. to purchase the Units that such defaulting Underwriter or Underwriters are obligated, but fail or refuse, to purchase. If any one or more of the Underwriters shall fail or refuse to purchase Units that it or they are obligated to purchase on the Initial Delivery Date and the aggregate number of Units with respect to which such default occurs is more than one-tenth of the aggregate number of Units that the Underwriters are obligated to purchase on the Initial Delivery Date and arrangements satisfactory to the Representatives and the Partnership for the purchase of such Units by one or more non-defaulting Underwriters or other party or parties approved by the Representatives and the Partnership are not made within five business days after such default, this Agreement will terminate without liability on the part of any party hereto (other than the defaulting Underwriter). In any such case that does not result in termination of this Agreement, either the Representatives or the Partnership shall have the right to postpone the Initial Delivery Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. If any one or more of the Underwriters shall fail or refuse to purchase Option Units that it or they are obligated to purchase hereunder on the Option Units Delivery Date, each non-defaulting Underwriter shall be obligated, severally, in the proportion that the number of Firm Units set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Units set forth opposite the names of all non-defaulting Underwriters or in such other proportion as the Representatives may specify in accordance with the Agreement Among Underwriters of Barclays Capital Inc., to purchase the Option Units that such defaulting Underwriter or Underwriters are obligated, but fail or refuse, to purchase. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement. The term “Underwriter” as used in this Agreement includes, for all purposes of this Agreement, any party not listed in Schedule I hereto who, with the Representatives’ approval and the approval of the Partnership, purchases Units that a defaulting Underwriter is obligated, but fails or refuses, to purchase.
          Any notice under this Section 9 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.
          10. Termination of Agreement. This Agreement shall be subject to termination in the Representatives’ absolute discretion, without liability on the part of any Underwriters to the Partnership, by notice to the Partnership, if prior to the Initial Delivery Date or any Option Units Delivery Date (if different from the Initial Delivery Date and then only as to the Option Units), as the case may be, (i) trading in the Common Units shall have been suspended by the Commission or the NYSE, (ii) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established; (iii) a banking moratorium shall have been declared either by federal or New York or Texas state authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred; or (iv) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism, declaration by the United States of a national emergency or war, or other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Prospectus (exclusive of any amendment or supplement thereto). Notice of such termination may be given to the Partnership by telegram, telecopy or telephone and shall be subsequently confirmed by letter.
          11. Notice; Successors. Except as otherwise provided in Sections 5, 9 and 10 hereof, all communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or faxed to the Representatives at: Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (646) 834-8133), with a copy, in the case of any notice pursuant to Section 6, to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019; UBS Securities LLC, 299 Park Avenue, New York, New York 10171-0026 (Fax: (212) 821-4042), Attention: Legal Department; Citigroup Global Markets Inc., 388/390 Greenwich Street, New York, NY 10013, Attention: General Counsel (facsimile: (212) 816-7912); Wells Fargo Securities, LLC, 301 South College Street, Charlotte, NC, 28288,

Attention: Transaction Management Department, (facsimile: (704) 383-9165); or, if sent to the Partnership, will be mailed, delivered or faxed to (713) 652-3700 and confirmed to it at 333 Clay St., Suite 1500, Houston, Texas 77002, Attention: Richard McGee.
          This Agreement has been and is made solely for the benefit of the several Underwriters, the Partnership, their directors and officers, and the other controlling persons referred to in Section 6 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term “successor” nor the term “successors and assigns” as used in this Agreement shall include a purchaser from any Underwriter of any of the Units in his status as such purchaser.
          12. Information Furnished by the Underwriters. The Partnership Parties acknowledge that the following statements set forth in the most recent Preliminary Prospectus and the Prospectus constitute the only information furnished by or on behalf of the Underwriters through the Representatives as such information is referred to in Sections 1(e), 1(f), 1(g), 1(h), 5(q), 6(a) and 6(c) hereof: (i) the names of the Underwriters, (ii) the third paragraph under “Underwriting,” and (iii) the statements set forth under “Underwriting—Price Stabilization; Short Positions” and “Underwriting—FINRA.”
          13. Research Analyst Independence. The Partnership Parties acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of their respective investment banking divisions. The Partnership Parties hereby waive and release, to the fullest extent permitted by law, any claims that the Partnership Parties may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership Parties by such Underwriters’ investment banking divisions. The Partnership Parties acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.
          14. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Partnership Parties and the Underwriters, or any of them, with respect to the subject matter hereof.
          15. Headings. The Section headings used herein are for convenience only and shall not affect the construction hereof.
          16. Effective Date of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

          17. No Fiduciary Duty. The Partnership Parties acknowledge and agree that in connection with this offering, sale of the Units or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Partnership Parties and any other person, on the one hand, and the Underwriters, on the other hand, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Partnership Parties, including, without limitation, with respect to the determination of the public offering price of the Units, and such relationship between the Partnership Parties, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Partnership Parties shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Partnership Parties. The Partnership Parties hereby waive any claims that they may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.
          18. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York. This Agreement may be signed in various counterparts that together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.
[Signature Pages Follow]

          Please confirm that the foregoing correctly sets forth the agreement among the Partnership Parties and the Underwriters.

Very truly yours,

PAA NATURAL GAS STORAGE , L.P.

By:	PNGS GP LLC, its General Partner

By:

Name: [ ]
Title: [ ]

PNGS GP LLC
By:
	Name:	[ ]
	Title:	[ ]

PLAINS ALL AMERICAN PIPELINE, L.P.

By:	PAA GP LLC, its General Partner

By:	PLAINS AAP, L.P., its Sole Member

By:	PLAINS ALL AMERICAN GP LLC, its General Partner

By:

Name: [ ]
Title: [ ]
Signature Page to Underwriting Agreement

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.
Barclays Capital Inc.
UBS Securities LLC
Citigroup Global Markets Inc.
Wells Fargo Securities, LLC
For themselves and as Representatives
of the several Underwriters named
in Schedule I hereto

By:	BARCLAYS CAPITAL INC.

By:

Name:
Title:

By:	UBS SECURITIES LLC

By:

Name:
Title:

By:

Name:
Title:

By:	CITIGROUP GLOBAL MARKETS INC.

By:

Name:
Title:

By:	WELLS FARGO SECURITIES, LLC.

By:

Name:
Title:
Signature Page to Underwriting Agreement

SCHEDULE I

Number of Firm Units
Underwriter	to be Purchased
Barclays Capital Inc.
UBS Securities LLC
Citigroup Global Markets Inc.
Wells Fargo Securities, LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
J.P. Morgan Securities Inc.
Raymond James & Associates, Inc.
Madison Williams and Company LLC
Morgan Keegan & Company, Inc.
RBC Capital Markets Corporation
Stifel, Nicolaus & Company, Incorporated

Total
Schedule I to Underwriting Agreement

SCHEDULE II
Number of Units: 10,000,000
Public offering price for the Units: $[___] per common unit
Schedule II to Underwriting Agreement

EXHIBIT A
LIST OF JURISDICTIONS OF FOREIGN QUALIFICATION

Entity	Jurisdiction in which registered or qualified
PAA Natural Gas Storage, L.P.	Louisiana, Michigan, Texas
Plains All American Pipeline, L.P.	Texas
Plains Marketing GP Inc.	Louisiana, Texas
Plains Marketing, L.P.	Louisiana
PAA/Vulcan Gas Storage, LLC	Texas
PAA Natural Gas Storage, LLC	Louisiana, Michigan, Texas
Bluewater Natural Gas Holding, LLC	Michigan
Bluewater Gas Storage, LLC	Michigan
BGS Kimball Gas Storage LLC	Michigan
Pine Prairie Holding LLC	Louisiana
Pine Prairie Energy Center, LLC	Louisiana
PPEC Bondholder, LLC	Louisiana

A-1

EXHIBIT B
[                    ], 2010
PAA Natural Gas Storage, L.P.
Public Offering of Common Units
Barclays Capital Inc.
UBS Securities LLC
Citigroup Global Markets Inc.
Wells Fargo Securities, LLC
As Representatives of the several Underwriters
c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019
c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171-0026
Ladies and Gentlemen:
     This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) among PAA Natural Gas Storage, L.P., a Delaware limited partnership (the “Partnership”), PNGS GP LLC, a Delaware limited liability company, Plains All American Pipeline, L.P., a Delaware limited partnership, and Barclays Capital Inc. UBS Securities LLC, Citigroup Global Markets Inc., and Wells Fargo Securities, LLC, as representatives of the several Underwriters named in Schedule I therein (the “Underwriters”), relating to an underwritten public offering of common units representing limited partner interests of the Partnership.
     To induce you and the other underwriters to enter into the Underwriting Agreement, the undersigned agrees that, except for transfers of Common Units (as defined in the Underwriting Agreement) or any security convertible into Common Units as a bona fide gift; provided that in the case of any such transfer (i) each donee or distributee shall sign and deliver a lock up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Common Units, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence, the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange

Exhibit B-1

EXHIBIT B
Commission promulgated thereunder with respect to, any Common Units or any securities that are convertible into, or exercisable or exchangeable for, or that represent the right to receive, Common Units or any securities that are senior to or pari passu with Common Units, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Prospectus (as defined in the Underwriting Agreement) (the “Lock-Up Period”) without your prior written consent.
     Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs or (2) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this letter shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless waive such extension in writing. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this letter during the period from the date of this letter to and including the 34th day following the expiration of the Lock-Up Period, it will give notice thereof to the Partnership and will not consummate such transaction or take any such action unless it has received written confirmation from the Partnership that the Lock-Up Period (as such may have been extended pursuant to this paragraph) has expired.
     If for any reason the Underwriting Agreement is terminated before the applicable Delivery Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.
Yours very truly,
[Signature of officer, director or unitholder]
[Name and address of officer, director or unitholder]

Exhibit B-2

EXHIBIT B-1
LIST OF PARTIES TO EXECUTE LOCK-UP AGREEMENTS

Name	Position
Greg L. Armstrong	Chairman of the Board, Chief Executive Officer and Director
Harry N. Pefanis	Vice Chairman and Director
Dean Liollio	President and Director
Al Swanson	Senior Vice President, Chief Financial Officer and Director
Richard McGee	Vice President — Legal and Business Development and Secretary
Victor Burk	Director
Tina L. Summers	Vice President — Accounting and Chief Accounting Officer
Plains All American Pipeline, L.P.	Unitholder

Exhibit B-1-1